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                                                                    EXHIBIT 21.1

                               CENTEX CORPORATION
                                 SUBSIDIARY LIST

     The following list of subsidiaries of Centex Corporation ("Centex"), wholly-owned unless otherwise stated, includes all of the significant subsidiaries of Centex as of June 22, 1998.

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CORPORATIONS                                         JURISDICTION OF INCORPORATION

AAA Holdings, Inc.                                   Delaware
    d/b/a Vista Mortgage & Realty, Inc.

ADFINET, Inc.                                        Nevada

Advanced Financial Technology, Inc.                  Nevada
    d/b/a Affiliated Advanced Technology, Inc.

Advanced Protection Systems, Inc.                    Nevada
    d/b/a Home Team Security
          Apartment Protection Systems

American Gypsum Company                              New Mexico
    d/b/a Centex American Gypsum

Arlington Mortgage, Inc.                             Ohio

Armor Insurance Company                              Vermont

B P Sand & Gravel, Inc.                              Delaware

Bradfield Farms Water Company                        North Carolina

Braewood Development Corp.                           Nevada

CCP Cement Company                                   Nevada

CCP Concrete/Aggregates Company                      Nevada

CCP Gypsum Company                                   Nevada

CCP Land Company                                     Nevada

CDMC Holding, Inc.                                   Nevada

CEGC Holding Company                                 Delaware

Centech Solutions, Inc.                              Nevada
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CORPORATIONS                                             JURISDICTION OF INCORPORATION
Centex Acceptance Corporation                            Nevada

Centex Building Services, Inc.                           Nevada

Centex Cement Corporation                                Nevada

Centex Construction Company, Inc.                        Nevada

Centex Construction Group, Inc.                          Nevada

Centex Construction Group Services, Inc.                 Nevada

Centex Construction Products, Inc.                       Delaware

Centex Credit Corporation                                Nevada
    d/b/a Centex Home Equity Corporation

Centex Development Management Company                    Nevada

Centex Eagle Gypsum Company                              Delaware

Centex Equity Corporation                                Nevada

Centex Finance Company                                   Nevada

Centex Financial Corporation                             Nevada

Centex Financial Management Corporation                  Nevada

Centex Financial Services, Inc.                          Nevada

Centex Forcum Lannom, Inc.                               Nevada

Centex Golden Construction Company                       Nevada
    d/b/a M.H. Golden Company

Centex-Great Southwest Corporation                       Florida

Centex-Hamby Construction, Inc.                          Georgia

Centex Home Services Company                             Nevada
    d/b/a HomeTeam Services

Centex Homes, Inc.                                       Texas
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CORPORATIONS                                             JURISDICTION OF INCORPORATION
Centex Homes Marketing, Inc.                             Georgia

Centex Homes Realty Company                              Nevada

Centex Homes International Limited                       United Kingdom

Centex Homes International B.V.                          Netherlands

Centex Hometeam, Inc.                                    Nevada

Centex International, Inc.                               Nevada
    d/b/a Nevada Centex International, Inc.

Centex Landis Construction Co., Inc.                     Louisiana

Centex Life Solutions, Inc.                              Nevada

Centex Materials, Inc.                                   Nevada

Centex New Jersey Realty, Inc.                           Nevada

Centex Real Estate Construction Company                  Nevada

Centex Real Estate Corporation                           Nevada
    d/b/a Centex Homes
          CTX Builders Supply
          New Home Research Group
          Fox & Jacobs
          Fox & Jacobs Homes
          Centex Homes Corporation
          Centex-Crosland Homes
          Centex Custom Homes
          Vista Homes

Centex Realty Company                                    Nevada

Centex Realty, Inc.                                      Florida

Centex Repair & Remodel Corporation                      Nevada

Centex-Rodgers Construction Company                      Nevada

Centex-Rooney Construction Co., Inc.                     Florida
    d/b/a Centex Rooney Facilities Group
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CORPORATIONS                                          JURISDICTION OF INCORPORATION
Centex-Rooney Construction Co. of Georgia, Inc.       Georgia

Centex Seismic Services, Inc.                         Nevada

Centex Senior Services Corporation                    Nevada
   d/b/a Kensington Cottages at Chandler Creek
         Kensington Cottages by Centex
         Kensington Cottages at Clear Creek

Centex Service Company                                Nevada

Centex Technology, Inc.                               Nevada

Centex Title & Ancillary Services, Inc.               Nevada

Charles Church Homes Limited                          United Kingdom

CHEC Asset Receivable Corporation                     Nevada

CHEC Residual Corporation                             Nevada

Commerce Land Title, Inc.                             Nevada

Crosland Bond Company                                 North Carolina

CTX Holding Company                                   Nevada

CTX Insurance Agency, Inc.                            Texas

CTX Mortgage Company                                  Nevada
    d/b/a Frost Mortgage Banking Group
          Houston Appraisal, Inc.
          Crane Financial Group

CTX Mortgage Ventures Corporation                     Nevada

Dundee Insurance Agency, Inc.                         Texas

Enhanced Safetysystems, Inc.                          Nevada
    d/b/a Cactus Valley Pest Control
          Environmental Safetysystems, Inc.
          HomeTeam Services
          Results Pest Control
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CORPORATIONS                                           JURISDICTION OF INCORPORATION
Fox & Jacobs, Inc.                                     Texas

Genbond Two, Inc.                                      North Carolina

GHQ Company, Inc.                                      Nevada

Great Lakes Development Co., Inc.                      Nevada

Illinois Cement Company                                Illinois

Independent General Agency, Inc.                       Texas

Integrated Project Solutions, Inc.                     Nevada

John Crosland Acceptance Corporation Three             North Carolina

John Crosland Company                                  North Carolina

Loan Processing Technologies, Inc.                     Nevada

M & W Drywall Supply Company                           Nevada
    d/b/a Rio Grande Drywall Supply Co.

M&W General Construction Company                       Nevada

Mathews Readymix, Inc.                                 California

Metropolitan Tax Service, Inc.                         Nevada

Metropolitan Title & Guaranty Company                  Florida
    d/b/a Metropolitan Tax & Abstract Services, Inc.

Mountain Cement Company                                Nevada

Nevada Cement Company                                  Nevada

900 Development Corporation                            Cayman Islands

111 E. Chestnut Corporation                            Illinois

1629 Service Corporation                               Texas

Panoramic Land, Inc.                                   Nevada

Radar Exterminating Company, Incorporated              Georgia
    d/b/a Radar Home Team Services

Residential Contractors, Inc.                          Nevada

San Juan Land Company                                  Nevada
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CORPORATIONS                                       JURISDICTION OF INCORPORATION
Texas Cement Company                               Nevada
    d/b/a CP Service Company
          Texas-Lehigh Cement Company

Texas-Lehigh Cement Company                        Texas

21 Housing Corporation                             Nevada
    d/b/a Cavtex Homes
          Centex Community Development Company
          Integrity Homes
          Integrity Homes of Utah
          Vista Homes

Western Aggregates, Inc.                           Nevada

Western Cement Company of California               California

Westwood Insurance Agency                          Nevada

Westwood Insurance Agency                          California

Westwood Insurance Agency of Arizona, Inc.         Arizona

Wisconsin Cement Company                           Wisconsin
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LIMITED LIABILITY COMPANIES                         JURISDICTION OF ORGANIZATION

BRG Holdings, LLC                                   Delaware

CAV Holdings, LLC                                   Delaware

Cavco Industries, LLC                               Delaware

CRG Holdings, LLC                                   Delaware
    d/b/a AAA Homes

Centex-Aim Construction, L.L.C.                     Michigan

Centex Construction Company/Washington, LLC         Virginia

Centex Development 1, LLC                           Florida

Centex Eagle Gypsum Company, L.L.C.                 Delaware
    d/b/a American Gypsum Company

Centex Landis Limited Liability Company No. 1       Louisiana

Centex Multi-Family Construction Company, L.L.C.    Texas

Centex Rodgers No.1, LLC                            Tennessee

Centex Urban, LLC                                   Tennessee

IPS Group                                           Texas

Wayne Homes, LLC                                    Delaware

Westfest, LLC                                       Arizona
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INTEREST IN PARTNERSHIPS,
LIMITED PARTNERSHIPS AND
JOINT VENTURES                                               JURISDICTION OF ORGANIZATION


A. W. Mortgage, L.P.                                         Texas

All Home Mortgage, L.P.                                      Texas

American Priority Mortgage Company, L.P.                     Texas

Anderson Funding Services, L.P.                              Texas

Blakeney Heath Limited Partnership                           North Carolina

Builder's Mortgage Services, L.P.                            Texas

Centex Auchter, a Joint Venture                              Florida

Centex Concord                                               Tennessee

Centex-Corrigan Multi-Family II Joint Venture                Texas

Centex-Draper 156 Partnership                                California

Centex-Draper 162 Partnership                                California

Centex Engle Joint Venture, a Florida                        Florida
General Partnership

Centex/Goins Rash Cain, a Joint Venture                      Tennessee

Centex-Great Southwest Corporation/Construct Two,            Florida
a Joint Venture

Centex-Great Southwest Corporation Polote,                   California
a Joint Venture

Centex Homes, a Nevada General Partnership                   Nevada
    d/b/a Centex Development Company
          Fox & Jacobs
          New Homes Research Group
          Timbercreek Forest Products
          Vista Homes
          Vista Properties Company

Centex Homes Company, an Indiana General Partnership         Indiana

Centex Lennar Joint Venture                                  Florida

Centex-Rodgers Construction Company-Construction             North Carolina
Control Services Corporation, a Joint Venture

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INTEREST IN PARTNERSHIPS,
LIMITED PARTNERSHIPS AND
JOINT VENTURES                                         JURISDICTION OF ORGANIZATION
Centex-Rodgers/Sorenson Gross, a Joint Venture         Michigan

Centex Rodgers/Sylla, a Joint Venture                  Florida

Centex Rooney Construction Co., Inc./Construct         Florida
Two Construction Managers, Inc., a Joint Venture

Centex Rooney Construction Co., Inc./Huber,            Florida
Hunt & Nichols, Inc., a Joint Venture

Centex Rooney Jones, a joint venture                   Florida

Centex Rooney Construction Co., Inc./Landis            Louisiana
Company, Inc., a Joint Venture

Centex-Rooney National Development, J.V.               Florida

Centex Rooney/Sierra, Joint Venture                    Florida

CRB Trust Mortgage, Ltd.                               Florida

Crosland Acceptance Associates V                       North Carolina

Golden-C A B, Joint Venture                            California

Golden Turner, a Joint Venture                         California

Grand Lending Group, L.P.                              Texas

HMP Home Loans, L.P.                                   Tennessee

Harvard Mortgage Company, Limited Partnership          New Mexico

Heartland Mortgage, L.P.                               California

Illinois Cement Company, Joint Venture                 Illinois

Integrity Homes, a Texas General Partnership           Texas

IPS Group No.1, LLC                                    Texas

LMX Financial Services, Ltd.                           Florida

Masters Lending Group, L.P.                            Texas

Morrison Financial Services, L.P.                      Texas

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INTEREST IN PARTNERSHIPS,
LIMITED PARTNERSHIPS AND
JOINT VENTURES                                   JURISDICTION OF ORGANIZATION
Mortgage Acceptance Associates No. 2,            North Carolina
a North Carolina General Partnership

Mortgage Collateral Associates No. 1             North Carolina

Mortgage Collateral Associates No. 3             North Carolina

NHC Mortgage Group, L.P.                         Texas

New Dimension Financial Services, L.P.           Texas

PHS Mortgage Company                             New Mexico

Palmdale 101 Venture                             California

Pride Financial Services, L.P.                   Texas

Santa Fe Mortgage Group, L.P.                    Texas

Texas-Lehigh Cement Company                      Texas

TG Mortgage Group, L.P.                          Texas

T.W. Lewis Mortgage Company, L.P.                Texas
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         All of Centex's subsidiaries are included in the Combined
Financial Statements of Centex incorporated by reference into this Form 10-K from the Centex 1998 Annual Report to Stockholders.